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                                                                   Exhibit h(4)

                               CitiFunds Trust III
                                125 Broad Street
                            New York, New York 10013

                                December 7, 2001


Citi Fiduciary Trust Company
125 Broad Street
New York, New York 10004

         Re:      CitiFunds Trust III - Transfer Agency and Service Agreement

Ladies and Gentlemen:

         This letter serves as notice that Citi Tax Free Reserves, Citi California Tax Free Reserves, Citi Connecticut Tax Free Reserves and Citi New York Tax Free Reserves (the "Series") are added to the list of series to which Citi Fiduciary Trust Company ("Citi Fiduciary") renders services as transfer agent pursuant to the terms of the Transfer Agency and Service Agreement dated as of October 1, 1999 (the "Agreement") between each of the investment companies listed on Schedule A thereto and Citi Fiduciary (formerly known as, "Smith Barney Private Trust Company").

         Please sign below to acknowledge your receipt of this notice adding the Series as beneficiaries under the Agreement.

                                               CITIFUNDS TRUST III

                                            By:    /s/ Heath B. McLendon
                                                   --------------------------

                                            Title: President
                                                   ---------------------------


Acknowledgment:

CITI FIDUCIARY TRUST COMPANY

By:
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Title:
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